Exhibit (a)(1)(xvii)

AMENDED AND RESTATED
OFFER TO PURCHASE FOR CASH

All Outstanding Shares of Common Stock

of

Five Star Products, Inc.
Not Owned By NPDV Acquisition Corp.

at

$0.40 Net Per Share

by

NPDV Acquisition Corp.,
A wholly-owned subsidiary of
National Patent Development Corporation

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, AUGUST 26, 2008, UNLESS THE OFFER IS EXTENDED.

August 18, 2008
To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

We have been engaged by NPDV Acquisition Corp., a Delaware corporation (“NPDV Acquisition Corp.”) and a wholly owned subsidiary of National Patent Development Corporation, a Delaware corporation (“National Patent”) to act as Information Agent in connection with NPDV Acquisition Corp.’s offer to purchase all outstanding shares of common stock, par value $.01 per share (the “Shares”), of Five Star Products, Inc., a Delaware corporation (“Five Star”), at $0.40 per Share, net to the seller in cash without interest thereon and less any required withholding taxes, upon the terms and subject to the conditions set forth in the amended and restated Offer to Purchase dated August 18, 2008 (the “Offer to Purchase”), and in the related amended and restated Letter of Transmittal (the “Letter of Transmittal”) (which, together with the Offer to Purchase, each as may be amended or supplemented from time to time, collectively constitute the “Offer”). Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares registered in your name or in the name of your nominee.

For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

1. The Offer to Purchase, dated August 18, 2008.

2. The Letter of Transmittal to tender Shares for your use and for the information of your clients. Facsimile copies of the Letter of Transmittal may be used to tender Shares.

3. The amended and restated Notice of Guaranteed Delivery for Shares to be used to accept the Offer if the procedures for tendering Shares set forth in “THE TENDER OFFER — Section 3.

Procedure for Tendering Shares” in the Offer to Purchase cannot be completed prior to the Expiration Time (as defined in the Offer to Purchase).

4. A printed form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Offer.

5. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9.

6. Five Star Products, Inc. amended and restated Solicitation/Recommendation statement on Schedule 14D-9.

Certain conditions to the offer are described in “THE TENDER OFFER — Section 9. Certain Conditions of the Offer”.

WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, AUGUST 26, 2008 UNLESS THE OFFER IS EXTENDED.

Please note the following:

1. The tender price is $0.40 per Share, net to the seller in cash without interest and less any required withholding taxes.

2. The Offer is being made for all outstanding Shares not owned by NPDV Acquisition Corp.

3. The offer is being made with the prior approval of the Five Star Board of Directors.

4. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, AUGUST 26, 2008, UNLESS THE OFFER IS EXTENDED.

5. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, subject to Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by NPDV Acquisition Corp. pursuant to the Offer. National Patent and NPDV Acquisition Corp. will pay all charges and expenses of Computershare Trust Company, N.A. (the “Depositary”), and National Patent and NPDV Acquisition Corp. will pay all charges and expenses of MacKenzie Partners, Inc. (the “Information Agent”). However, federal income tax backup withholding at a rate of 28% may be required, unless an exemption is available or unless the required tax identification information is provided. See Instruction 8 of the Letter of Transmittal.

6. Notwithstanding any other provision of the Offer, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) certificates evidencing such Shares (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares into the Book-Entry Transfer Facility (as defined in the Offer to Purchase)), (b) a Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message in lieu of the Letter of Transmittal) and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary.

UNDER NO CIRCUMSTANCES WILL INTEREST ON THE PURCHASE PRICE OF THE TENDERED SHARES BE PAID BY NPDV ACQUISITION CORP., REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

To tender Shares pursuant to the Offer, (a) a duly executed Letter of Transmittal (or a facsimile thereof), properly completed in accordance with the instructions of the Letter of Transmittal, with any required signature guarantees, certificates for Shares to be tendered, and any other documents required by the Letter of Transmittal, must be received by the Depositary prior to the Expiration Time at the address set forth on the back cover of the Offer to Purchase, (b) such Shares must be delivered pursuant to the procedures for book-entry transfer described in “THE TENDER OFFER — Section 3. Procedure for Tendering Shares” in the Offer to Purchase (and the Book-Entry Confirmation of such delivery received by the Depositary, including an Agent’s Message (as defined herein) if the tendering stockholder has not delivered a Letter of Transmittal), prior to the Expiration Time, or (c) the tendering stockholder must comply with the guaranteed delivery procedures set forth below. The term “Agent’s Message” means a message transmitted by the Book-Entry Transfer Facility to, and received by, the Depositary and forming a part of a Book-Entry Confirmation, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the participant in the Book-Entry Transfer Facility tendering the Shares that are the subject of such Book-Entry Confirmation, that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that NPDV Acquisition Corp. may enforce such agreement against the participant.

A stockholder who desires to tender Shares pursuant to the Offer and whose certificates for Shares are not immediately available, or who cannot comply with the procedure for book-entry transfer on a timely basis, or who cannot deliver all required documents to the Depositary prior to the Expiration Time, may tender such Shares by following all of the procedures set forth in “THE TENDER OFFER — Section 3. Procedure for Tendering Shares” in the Offer to Purchase.

NPDV Acquisition Corp. will not pay any fees or commissions to any broker, dealer or other person (other than the Depositary and the Information Agent as described in the Offer to Purchase) in connection with the solicitation of the tender of Shares of Five Star pursuant to the Offer. NPDV Acquisition Corp. will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. NPDV Acquisition Corp. will pay or cause to be paid any transfer taxes with respect to the transfer and sale of purchased Shares to it or its order pursuant to the Offer, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

Any inquiries you may have with respect to the Offer should be addressed to MacKenzie Partners, Inc. the Information Agent for the Offer, at 105 Madison Avenue, New York, New York 10016, telephone numbers 800-322-2885.

Requests for additional copies of the enclosed materials may also be directed to the Information Agent at the above addresses and telephone numbers.

Very truly yours,

MacKenzie Partners, Inc.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU THE AGENT OF NPDV ACQUISITION CORP., THE INFORMATION AGENT, THE DEPOSITARY, OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

3